Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors

Village Bank and Trust Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159594) and Form S-8 (Nos. 333-192408, 333-196893, and 333-205407) of Village Bank and Trust Financial Corp. of our report dated March 30, 2018, relating to the 2017 consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Richmond, Virginia

March 29, 2019